Exhibit 99.1

INDEX TO NITRONEX, LLC FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013

Report of Independent Auditors
Financial Statements:
Balance Sheet
Statement of Operations
Statement of Equity
Statement of Cash Flows
Notes to Financial Statements

Report of Independent Auditors

To the Member of

Nitronex, LLC

Morrisville, North Carolina

We have audited the accompanying financial statements of Nitronex, LLC (the “Company”), which comprise the balance sheet as of December 31, 2013, and the related statements of operations, equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nitronex, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 1, 2014

NITRONEX, LLC

BALANCE SHEET

AS OF DECEMBER 31, 2013

(in thousands)

ASSETS
Current assets:
Cash	$48
Accounts receivable, net	644
Inventories	966
Prepaid expenses and other current assets	53

Total current assets	1,711
Property and equipment, net	1,135
Goodwill	2,760
Intangible assets, net	6,609

Total assets	$12,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$852
Accrued liabilities	582
Deferred revenue	330

Total current liabilities	1,764
Other long-term liabilities	456
Commitments and contingencies (Note 8)
Equity:
Member’s capital	24,180
Accumulated deficit	(14,185)

Total equity	9,995

Total liabilities and equity	$12,215

See notes to financial statements.

NITRONEX, LLC

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

Revenue	$3,977
Cost of revenue	7,428

Gross profit (loss)	(3,451)

Operating expenses:
Research and development	4,170
Selling, general and administrative	1,754
Restructuring charges	110

Total operating expenses	6,034

Net loss	$(9,485)

See notes to financial statements.

NITRONEX, LLC

STATEMENT OF EQUITY

YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Member’s Capital	Accumulated Deficit	Total

Balance - January 1, 2013	$15,315	$(4,700)	$10,615
Capital contributions	8,865		8,865
Net loss		(9,485)	(9,485)

Balance - December 31, 2013	$24,180	$(14,185)	$9,995

See notes to financial statements.

NITRONEX, LLC

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2013

(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,485)
Adjustments to reconcile loss to net cash from operating activities:
Depreciation and amortization	1,470
Change in operating assets and liabilities:
Accounts receivable	58
Inventories	20
Prepaid expenses and other current assets	(48)
Accounts payable	(244)
Accrued and other long-term liabilities	(93)
Deferred revenue	(105)

Net cash from operating activities	(8,427)
CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment	(451)

CASH FLOWS FROM FINANCING ACTIVITIES-
Contributions from GaAs Labs LLC	8,865

NET DECREASE IN CASH	(13)
CASH - Beginning of year	61

CASH - End of year	$48

See notes to financial statements.

NITRONEX, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2013

1. NATURE OF BUSINESS

Nitronex, LLC is a developer of gallium nitride (GaN) based semiconductors headquartered in North Carolina.

On June 25, 2012, GaAs Labs, LLC (GaAs Labs) acquired Nitronex Corporation, which subsequently converted to a limited liability company and changed its name to Nitronex, LLC (the Company or Nitronex). On February 13, 2014, M/A-COM Technology Solutions Inc., a subsidiary of M/A-COM Technology Solutions Holdings, Inc. (MACOM), acquired Nitronex from GaAs Labs for $26.1 million of cash, which includes $3.9 million held on account by a third-party escrow agent pending any claims by MACOM in connection with general representation matters made by GaAs Labs in the sale. The escrow agreement expires in August 2015, at which point if no claims are made, all amounts will be paid to GaAs Labs. GaAs Labs is a stockholder in MACOM and GaAs Labs, Nitronex and MACOM were under common control from June 25, 2012 through February 13, 2014 due to common controlling stockholder. Nitronex has operated at a loss since June 25, 2012 and has relied upon funding from GaAs Labs and, after February 13, 2014, MACOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities during the reporting periods, the reported amounts of revenue and expenses during the reporting periods, and the disclosure of contingent assets and liabilities at the date of the financial statements. On an ongoing basis, the Company bases estimates and assumptions on historical experience, currently available information and various other factors that management believes to be reasonable under the circumstances. Actual results may differ materially from these estimates and assumptions.

Accounts Receivable - Accounts receivable are stated net of an allowance for estimated uncollectible accounts, which is determined by establishing reserves for specific accounts and considering historical and estimated probable losses.

Inventories - Inventories are stated at the lower of cost or market and are recorded on a first-in, first-out basis. The cost of finished goods and work-in-process inventory is composed of material, labor and manufacturing overhead. In addition to stating inventory at the lower of cost or market, the Company also evaluates inventory each reporting period for excess quantities and obsolescence, establishing reserves when necessary based upon historical experience, assessment of economic conditions and expected demand. Once recorded, these reserves are considered permanent adjustments to the carrying value of inventory.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements that significantly extend the useful life of the assets are capitalized as additions to property and equipment.

Property and equipment are depreciated or amortized using the straight-line method over the following estimated useful lives:

Asset Classification	Estimated Useful Life In Years
Machinery and equipment	5
Computer equipment and software	3
Furniture and fixtures	7
Leasehold improvements	Shorter of useful life or term of lease

Goodwill and Intangible Assets - The Company has intangible assets with indefinite and definite lives. Goodwill, which was acquired in a business combination, is an indefinite-lived assets and is not subject to amortization. Goodwill is reviewed for impairment annually and more frequently if events or changes in circumstances indicate that the assets may be impaired. If impairment exists, a loss would be recorded to write down the value of goodwill to its implied fair values. There have been no impairments of goodwill through December 31, 2013. The Company’s other intangible assets, including acquired technology and customer relationships, are definite-lived assets and are subject to amortization. The Company amortizes definite-lived assets over their estimated useful lives, which range from 7 to 10 years, based on the pattern over which the Company expects to receive the economic benefit from these assets.

Impairment of Long-Lived Assets - Long-lived assets include property and equipment and definite-lived intangible assets subject to amortization. The Company evaluates long-lived assets for recoverability when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Circumstances which could trigger a review include, but are not limited to, significant decreases in the market price of the asset or asset group, significant adverse changes in the business climate or legal factors, the accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset, current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset and a current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its previously estimated useful life.

In evaluating an asset for recoverability, the Company estimates the undiscounted cash flows expected to result from the Company’s use and eventual disposition of the asset. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair value of the asset, is recognized. There have been no impairments of long-lived assets in 2013.

Revenue Recognition - Revenue from the sale of products is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable, and collectability is reasonably assured. Provided other revenue recognition criteria are met, product revenue is recognized upon transfer of title and risk of loss, which is generally upon shipment. The Company has distribution agreements that provide distributors with rights to return certain products and price protection on certain products. The Company is unable to estimate the amount of its products that may be returned by such distributors until the distributors have sold the products to third-party customers, at which point the return rights lapse. Accordingly, the Company defers the recognition of revenue on shipments of returnable products until the products are sold by the distributors to third-party customers. The Company defers both the revenue recognition and related cost of revenue on these products by recording the revenue as deferred revenue and the associated cost remains recorded in inventory in the accompanying balance sheet. When these products are sold to a distributor’s customers, the Company recognizes the revenue and associated cost of revenue. As of December 31, 2013, $74,000 of product costs pertaining to deferred revenue from distributors were included in inventories as finished goods in the accompanying balance sheet. Shipping and handling fees billed to customers are recorded as revenue while the related costs are classified as a component of costs of revenue. The Company provides warranties for its products and accrues the estimated costs of warranty claims in the period the related revenue is recorded.

One customer represented 72% of revenue in 2013 and 59% of accounts receivable as of December 31, 2013. Another customer represented 21% of accounts receivable as of December 31, 2013. No other customer represented 10% or more of revenue in 2013 or accounts receivable as of December 31, 2013.

Advertising Costs - Advertising costs, which are not material, are expensed as incurred.

Research and Development Costs - Costs incurred in the research and development of products are expensed as incurred.

Income Taxes - The Company elected, for U.S. income tax purposes, to be taxed as a limited-liability company. As such, federal and state income taxes are the responsibility of the member and no provision for income taxes is recorded in the financial statements.

Asset Retirement Obligations - The Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred when a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is amortized over the life of the asset.

Changes in the fair value of a liability for an asset retirement obligation due to the passage of time are measured by applying an interest method of allocation. Under this method, changes in fair value due to the passage of time are recognized as an increase in the liability and as accretion expense in the same expense category for which the asset relates. Changes in fair value resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amounts of the liability and associated asset.

Fair Value Measurements - Financial assets and liabilities are measured at fair value. Fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company groups financial assets and liabilities in a three-tier fair value hierarchy, according to the inputs used in measuring fair value as follows: Level 1-observable inputs such as quoted prices in active markets for identical assets and liabilities;

Level 2-inputs other than quoted prices in active markets that are observable either directly or indirectly, such as quoted prices in active markets for similar assets and liabilities, quoted prices for identical assets and liabilities in markets that are not active, and model-based valuation techniques for which significant assumptions are observable in active markets; and Level 3-unobservable inputs for which there is little or no market data, requiring the Company to develop its own assumptions for model-based valuation techniques. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The carrying amounts of accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these assets and liabilities.

Guarantees and Indemnification Obligations - The Company enters into agreements in the ordinary course of business with, among others, customers, distributors, and original equipment manufacturers (OEM). Most of these agreements require the Company to indemnify the other party against third-party claims alleging that a Company product infringes a patent and/or copyright. Certain agreements in which the Company grants limited licenses to specific Company trademarks require the Company to indemnify the other party against third-party claims alleging that the use of the licensed trademark infringes a third-party trademark. Certain of these agreements require the Company to indemnify the other party against certain claims relating to property damage, personal injury, or the acts or omissions of the Company, its employees, agents, or representatives. In addition, from time to time, the Company has made certain guarantees in the form of warranties regarding the performance of Company products to customers.

The Company has agreements with certain vendors, creditors, lessors, and service providers pursuant to which the Company has agreed to indemnify the other party for specified matters, such as acts and omissions of the Company, its employees, agents, or representatives.

The Company has procurement or license agreements with respect to technology that is used in its products and agreements in which the Company obtains rights to a product from an OEM. Under some of these agreements, the Company has agreed to indemnify the supplier for certain claims that may be brought against such party with respect to the Company’s acts or omissions relating to the supplied products or technologies.

The Company has not experienced any losses related to these indemnification obligations in 2013, and no claims with respect thereto were outstanding as of December 31, 2013. The Company does not expect significant claims related to these indemnification obligations and, consequently, has concluded that the fair value of these obligations is negligible. No liabilities related to indemnification liabilities have been established.

Evaluation of Subsequent Events - Management has evaluated subsequent events involving the Company for potential recognition or disclosure in the accompanying audited financial statements through May 1, 2014. Subsequent events are events or transactions that occurred after the balance sheet date but before the accompanying financial statements are issued.

3. MERGER AND ACQUISITION

Acquisition of Nitronex - On June 25, 2012, GaAs Labs acquired 100% of the outstanding voting stock of Nitronex in exchange for $2.1 million previously advanced by GaAs Labs as notes payable and the assumption liabilities aggregating $11.2 million (the Acquisition). The Acquisition was accounted for as a purchase.

In the Acquisition, all assets acquired and liabilities assumed were recognized based upon the fair value of such assets and liabilities measured as of the date of acquisition. The aggregate purchase price was allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition as follows (in thousands):

Current assets	$1,184
Intangible and other assets	9,330

Total assets acquired	10,514
Current liabilities	4,219
Debt	6,532
Other liabilities	457

Total liabilities assumed	11,208

Net assets acquired	(694)
Consideration:
Previously advanced notes payable	2,066

Goodwill	$2,760

The components of the acquired intangible assets were as follows (in thousands):

Technology	$7,600
Customer relationships	750

$8,350

The overall weighted-average life of the identified intangible assets acquired in the acquisition was seven years and the assets are being amortized straight-line over their estimated useful lives.

4. INVENTORIES

Inventories consist of the following as of December 31, 2013 (in thousands):

Raw materials	$278
Work-in-process	200
Finished goods	488

Total	$966

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 2013 (in thousands):

Machinery and equipment	$1,396
Leasehold improvements	78
Furniture and fixtures	62
Construction in process	14
Computer equipment and software	32

Total property and equipment	1,582
Less accumulated depreciation and amortization	(447)

Property and equipment - net	$1,135

Depreciation and amortization expense related to property and equipment for 2013 was $310,000.

6. EMPLOYEE BENEFIT PLANS

The Company has an established defined contribution savings plan under Section 401(k) of the Internal Revenue Code covering substantially all U.S. employees who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pretax basis, subject to legal limitations. Company contributions to the plan are discretionary and the contribution made for 2013 aggregated $84,000, which was paid in February 2014.

7. ACCRUED LIABILITIES

Accrued liabilities consist of the following as of December 31, 2013 (in thousands):

Compensation and benefits	$276
Asset retirement obligations	125
Deferred rent	73
Product warranty	44
Distribution costs	14
Other	50

Total	$582

8. COMMITMENTS AND CONTINGENCIES

Operating Leases - The Company has non-cancelable operating lease agreements for office, research and development and manufacturing space in the United States. The Company also has operating leases for certain equipment. These lease agreements expire at various dates through 2020 and certain agreements contain provisions for extension at substantially the same terms as currently in effect. Any lease escalation clauses, rent abatements and/or concessions, such as rent holidays and landlord or tenant incentives or allowances, are included in the determination of straight-line rent expense over the lease term.

Future minimum lease payments for the next five years as of December 31, 2013 are as follows (in thousands):

2014	$184
2015	209
2016	215
2017	221
2018	228
Thereafter	275

Total minimum lease payments	$1,332

Rent expense incurred under non-cancelable operating leases was $504,000 in 2013.

The Company is obligated under certain facility leases to restore those facilities to the condition in which the Company or its predecessors first occupied the facilities. The Company is required to remove leasehold improvements and equipment installed in these facilities prior to termination of the leases. The estimated costs for the removal of these assets are recorded as asset retirement obligations and aggregated $125,000 as of December 31, 2013.

9. RESTRUCTURINGS

The Company has periodically implemented restructuring actions to reduce staffing and related internal manufacturing and operating costs. The restructuring expenses relate to direct and incremental costs for severance and outplacement fees for the terminated employees, as well as a lease termination charge in 2013 of $110,000 incurred to exit a facility. The following is a summary of the costs incurred and remaining balances included in accrued expenses related to restructuring actions taken (in thousands):

Balance of accrued costs - January 1, 2013	$15
Current period charges	110
Payments	(125)

Balance of accrued costs - December 31, 2013	$—

10. INTANGIBLE ASSETS

In connection with the Acquisition in 2012, the Company recorded goodwill of $2.8 million, which was unchanged as of December 31, 2013.

Definite-lived intangible assets consist of the following as of December 31, 2013 (in thousands):

	Total	Acquired Technology	Customer Relationships	Weighted- Average Remaining Life (Years)
Intangible assets	$8,350	$7,600	$750	6
Less accumulated amortization	(1,741)	(1,628)	(113)

Intangible assets, net	$6,609	$5,972	$637

Amortization expense in 2013 related to amortized intangible assets is as follows (in thousands):

Cost of revenue	$1,085
Selling, general and administrative	75

Total	$1,160

Estimated amortization of the intangible assets in future fiscal years as of December 31, 2013 (in thousands):

2014	$1,160
2015	1,160
2016	1,160
2017	1,160
2018	1,160
Thereafter	809

Total	$6,609

11. RELATED-PARTY TRANSACTIONS

In 2013, revenue earned from MACOM aggregated $35,000.